EXHIBIT (a)

Delaware	PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “JERBOA FUNDING, LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 2003, AT 9:30 O’CLOCK A.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3647579 8100 030245727	[SEAL]	AUTHENTICATION: 2365684 DATE: 04-15-03

CERTIFICATE OF FORMATION

OF

JERBOA FUNDING, LLC

This Certificate of Formation of Jerboa Funding, LLC (the “Company”), dated as of April 14, 2003, is being duly executed and filed by Diana Lea-Kahle, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

1.	The name of the limited liability company formed hereby is Jerboa Funding LLC.

2.	The address of the Company’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of the Company’s registered agent for service of process at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Jerboa Funding, LLC.

/s/ Diana Lea-Kahle
Diana Lea-Kahle

State of Delaware

Secretary of State

Division of Corporations

Delivered 09:44 AM 04/15/2003

FILED 09:30 AM 04/15/2003

SRV 030245727 – 3647579 FILE

Delaware	PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “JERBOA FUNDING, LLC”, CHANGING ITS NAME FROM “JERBOA FUNDING, LLC” TO “THE THIRTY—EIGHT HUNDRED FUND, LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2007, AT 3:51 O’CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3647579 8100 071349083 You may verify this certificate online at corp.delaware.gov/authver.shtml	[SEAL]	AUTHENTICATION: 6260974 DATE: 12-21-07

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

JERBOA FUNDING, LLC

This Certificate of Amendment to Certificate of Formation of Jerboa Funding, LLC, a Delaware limited liability company (the “LLC”), dated as of December 19, 2007, has been duly executed and is being filed by the undersigned, as an authorized person of the LLC, in accordance with the provisions of 6 Del. C. §§ 18-202 and 18-204, to amend the original Certificate of Formation of the LLC, which was filed with the Secretary of State of the State of Delaware on April 15, 2003 (the “Certificate of Formation”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101, et seq.).

1. Name: The name of the limited liability company is Jerboa Funding, LLC.

2. Amendment. The Certificate of Formation is hereby amended by changing the name of the LLC to “The Thirty-Eight Hundred Fund, LLC”.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of the date first-above written.

By:	/s/ Joseph R. York
Name: Joseph R. York Title: Authorized Person

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:51 PM 12/20/2007

FILED 03:51 PM 12/20/2007

SRV 071349083 – 3647579 FILE